                                                                    EXHIBIT 99.1




              CENTEX CONSTRUCTION PRODUCTS PURCHASES CERTAIN ASSETS OF REPUBLIC GROUP INCORPORATED, SETS CONFERENCE CALL

     ACQUISITION MAKES CXP NATION'S FOURTH LARGEST GYPSUM WALLBOARD PRODUCER

         (DALLAS, TX November 10 , 2000): Centex Construction Products, Inc. (NYSE: CXP) announced today that it has completed the purchase of certain strategic assets from the successor to Republic Group Incorporated (NYSE: RGC). The purchase price was $392 million for the strategic assets (which included the assumption of $100 million of subordinated debt). In addition, CXP acquired, for $49 million, a secured note receivable which is expected to be retired within 12 months. CXP funded this transaction from cash on hand and borrowings under a new $325 million senior credit facility with Bank One.

         The principal strategic assets acquired were: the 1.1 billion square foot gypsum wallboard plant located in Duke, Oklahoma; a short line railroad and railcars linking the Duke plant to adjacent railroads; the recently completed 220,000 ton-per-year lightweight paper mill in Lawton, Oklahoma; the 50,000 ton-per-year Commerce City (Denver, Colorado) paper mill; and three recycled paper fiber collection sites.

         The gypsum wallboard operations will be operated by CXP's American Gypsum Company located in Albuquerque, New Mexico. The paper operations will be located in Lawton, Oklahoma, and will focus primarily on the gypsum wallboard paper business. Assets not purchased by CXP include Republic's Hutchinson, Kansas and Halltown, West Virginia paper mills.

         As required by the terms of the subordinated debt, CXP will soon commence a tender offer for the debt at a price of 101% of the par value of the debt plus accrued but unpaid interest. The Company anticipates that the tender offer will close in mid-December 2000.

          "These assets complement CXP's existing wallboard business and transform CXP into the premier southwest United States wallboard manufacturer," said Dick Jones, CXP's President and Chief Executive Officer. "This strategic transaction will also vertically integrate CXP into the lightweight gypsum wallboard paper business. After the plants achieve projected operating efficiencies, the transaction will generate acceptable returns even if gypsum wallboard prices fall somewhat below current levels."

                                     (MORE)

CXP PURCHASES CERTAIN ASSETS OF REPUBLIC GROUP INC.                       PAGE 2

          CXP also announced that its senior management will hold a conference call on Monday, November 13, 2000 at 2:00 p.m. Eastern time (1:00 p.m. Central time) to discuss the transaction. The call will be broadcast live over the Internet and can be accessed through the Centex Construction Products Web site at www.centex-cxp.com.

         Anyone who has not previously listened to a Webcast call should go to the CXP Web site at least 15 minutes prior to the call start time to register and to download and install any necessary audio software. Slides summarizing the transaction will be available on CXP's Web site. An audio replay of the call and the slides can be accessed on the CXP Web site from the afternoon of November 13 through Monday, November 24, 2000.

         Dallas, Texas-based Centex Construction Products, Inc., which produces and distributes Cement, Gypsum Wallboard, and Concrete and Aggregates, is approximately 65% owned by Dallas- based Centex Corporation.

                                     #######

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WHICH REFLECT THE COMPANY'S CURRENT VIEW OF FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM PLANNED AND EXPECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESS, PUBLIC INFRASTRUCTURE EXPENDITURES, ADVERSE WEATHER, AVAILABILITY OF RAW MATERIALS, UNEXPECTED OPERATIONAL DIFFICULTIES, GOVERNMENTAL REGULATION AND CHANGES IN GOVERNMENTAL AND PUBLIC POLICY, CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OR MORE OF THE COMPANY'S MARKETS, COMPETITION, ANNOUNCED INCREASES IN CAPACITY IN THE GYPSUM WALLBOARD AND CEMENT INDUSTRIES, GENERAL ECONOMIC CONDITIONS AND INTEREST RATES. INVESTORS SHOULD TAKE SUCH RISKS AND UNCERTAINTIES INTO ACCOUNT WHEN MAKING INVESTMENT DECISIONS. THESE AND OTHER FACTORS ARE DESCRIBED IN THE ANNUAL REPORT ON FORM 10-K FOR CENTEX CONSTRUCTION PRODUCTS, INC. FOR THE FISCAL YEAR ENDED MARCH 31, 2000. THE REPORT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     ######

For additional information, contact at 214/981-5000:
Richard D. Jones, Jr.
President and Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer